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                                                                     EXHIBIT 15



                           GOTHIC ENERGY CORPORATION
            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:      GOTHIC ENERGY CORPORATION AND SUBSIDIARY
                  REGISTRATION ON FORMS S-3 AND S-8


Gentlemen:

         We are aware that our report dated August 4, 2000 on our review of the interim financial information of Gothic Energy Corporation for the period ended June 30 2000, and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2000, is incorporated by reference in the Company's Registration Statements on Form S-3 (File Nos. 333-23239, 333-38679 and 333-68085) and on Form S-8 (File Nos. 333-82287, 333-82289, and 333-82291).





                           PricewaterhouseCoopers LLP


Tulsa, Oklahoma
August 4, 2000





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